UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2009

Pizza Inn, Inc.

(Exact name of registrant as specified in its charter)

Missouri	0-12919	47-0654575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

     (a)     Effective October 6, 2009, Pizza Inn, Inc. (the “Company”) dismissed BDO Seidman LLP (“BDO”) as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Company’s board of directors.

          BDO’s reports on the Company’s financial statements as of and for the fiscal years ended June 29, 2008 and June 28, 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 28, 2009 and the subsequent interim period preceding such dismissal, (i) there was no disagreement with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with their reports, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

          The Company has provided BDO with a copy of the disclosures contained in this Form 8-K and has requested that BDO furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements contained herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter concurring with the statements contained herein is attached as Exhibit 16.1 to this Form 8-K.

     (b)     Effective October 6, 2009, the Company engaged Montgomery Coscia Greilich LLP (“MCG”) as the independent registered public accounting firm to audit the Company’s financial statements. During the two fiscal years ended June 28, 2009 and the subsequent interim period preceding such appointment, the Company did not consult with MCG regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement with BDO or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

     (d)     Exhibits.

16.1     BDO Seidman LLP letter dated October 6, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.

Date: October 8, 2009	By:	/s/ Charles R. Morrison
Charles R. Morrison, President
and Chief Executive Officer